                                                                      EXHIBIT 11

                           AMC, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
             (For the year ended August 31, 1997 and the Period from
                      October 2, 1995 to August 31, 1996)


                                                                                                 For the
                                                                                               period from
                                                                          For the year         October 2,
                                                                          ended August           1995 to
                                                                            31, 1997           August 31,
                                                                                                  1996
Primary

Weighted average number of outstanding common shares                       61,962,751           61,962,751
                                                                          ===========          ===========

Net Earnings                                                              $ 3,878,623          $ 7,300,598

Primary earnings per common and common equivalent share                   $       .06          $       .12
                                                                          ===========          ===========

Fully Diluted

Weighted average number of outstanding common shares                               (a)          61,962,751
Net effect of dilutive warrants - based on the treasury stock method               (a)          16,736,548
                                                                                               -----------
                                                                                                78,699,299
                                                                                               ===========

Adjusted Net Earnings                                                              (a)         $ 8,062,598

Fully diluted earnings per common and common equivalent share             $       .06          $       .10
                                                                          ===========          ===========


(a)  Not applicable as warrants are anti-dilutive.